Exhibit 99.1

Plus Therapeutics Reports Fourth Quarter and Full Year 2024 Financial Results

and Recent Business Highlights

The recent $15 million financing accelerates development of REYOBIQ™ and launch of CNSide™

HOUSTON, Texas, March 27, 2025 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (CNS) cancers, today announces financial results for the fourth quarter and full year ended December 31, 2024, and provides an overview of recent and upcoming business highlights.

“Over the last twelve months, Plus has reported very promising safety and efficacy data for our lead drug REYOBIQ administered in our two most advanced CNS cancer programs,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “The recently raised capital, coupled with existing grant support, enables us to progress both our therapeutic programs to key clinical and regulatory milestones as well as commercially launch our CNSide diagnostic platform. The year 2025 has the potential to be transformational at Plus as we anticipate transitioning to an operational revenue generating company with the launch of CNSide. We are highly appreciative of our investors, partners and other stakeholders for their continued commitment to Plus as we deliver on our objectives and drive value.”

Q4 2024 & RECENT HIGHLIGHTS AND MILESTONES

Corporate

•
Raised $15.0 million in a private placement financing, enabling the Company to regain compliance with Nasdaq minimum stockholders’ equity requirement and extending runway into 2026
•
Obtained a $2.0 million grant award advance from the Company’s existing $17.6 million grant from the Cancer Prevention and Research Institute of Texas (CPRIT) to accelerate the development of REYOBIQ for our leptomeningeal metastases (LM) program
•
Strengthened management team with key leadership appointments:
o
Dr. Michael Rosol as Chief Development Officer - Dr. Rosol will lead the Company’s clinical, pre-clinical, and biomarker development activities
o
Mr. Russell Bradley as President and General Manager of Plus Therapeutics’ wholly owned subsidiary, CNSide Diagnostics, LLC (“CNSide Diagnostics”) - Mr. Bradley will provide leadership at CNSide with an immediate focus on commercialization of the diagnostic platform
o
Dr. Jonathan Stein as Medical Director, CNSide Diagnostics - Dr. Stein will provide technical leadership to support CNSide Diagnostics, having experience in all aspects of diagnostic operations, compliance and regulatory affairs

REYOBIQ

•
Received U.S. FDA agreement for the brand name REYOBIQ (Rhenium Re186 Obisbemeda) for the Company’s lead radiotherapeutic
•
Published Phase 1 clinical trial results for REYOBIQ in the peer-reviewed publication Nature Communications, demonstrating safety and potential efficacy in treating recurrent glioblastoma (GBM), with patients receiving a radiation dose >100 Gy achieving a median overall survival of 17 months, more than double the standard of care. Additional details can be found here
•
Granted U.S. FDA Orphan Drug Designation for REYOBIQ for the treatment of LM in patients with lung cancer

•
Completed ReSPECT-LM Phase 1 single dose administration trial and determined the maximum feasible and recommended Phase 2 doses. Additional details can be found here
•
Presented positive ReSPECT-LM Phase 1 interim data for LM at the 2024 SNO Annual Conference. Additional details can be found here
•
Presented positive ReSPECT-LM Phase 1 interim data for breast cancer patients with LM at the 2024 San Antonio Breast Cancer Symposium. Additional details can be found here
•
Expanded strategic agreement with Telix IsoTherapeutics Group, securing a reliable supply of cGMP Rhenium-186 for late-stage clinical trials and future commercialization of REYOBIQ. Additional details can be found here

CNSide

•
Presented positive FORESEE clinical trial summary demonstrating utility of the CNSide Cerebrospinal Fluid Assay Platform (“CNSide”) in diagnosis and clinical management of patients with LM. Additional details can be found here
•
Presented real world, multi-institutional, longitudinal data showing the commercial utility of CNSide at the 2024 Society for Neuro-Oncology Annual Meeting. Additional details can be found here

UPCOMING EXPECTED EVENTS AND MILESTONES

•
Full commercial launch of CNSide on track for 2025
•
Presentations planned for the following upcoming medical conferences:
o
Nuclear Medicine and Neuro-oncology Symposium (NMN) in Vienna, Austria (May 9-10, 2025); Title: “Diagnostic and Therapeutic Innovations in the Era of Precision Medicine – Nuclear Medicine Meets Neuro-Oncology” on May 9, 2025 by Dr. Andrew Brenner, M.D, Ph.D.
o
Society for Neuro-Oncology/American Society of Clinical Oncology (SNO/ASCO) CNS Metastases Conference in Baltimore, Maryland (August 14-16, 2025): Corporate Key Opinion Leader symposium, title to be determined
•
Complete enrollment of Cohort 1 in the ReSPECT-LM Phase 1 multiple dose administration trial in 2025
•
Complete end of Phase 1 meeting with the U.S. FDA for the ReSPECT-LM trial and determine next clinical steps in 2025
•
Complete ReSPECT-GBM Phase 2 enrollment in 2025
•
Obtain IND approval for the ReSPECT-PBC Phase 1/2 trial of REYOBIQ for pediatric ependymoma and high-grade glioma in H2 2025

FULL YEAR 2024 FINANCIAL RESULTS

•
The Company’s cash and investments balance was $3.6 million at December 31, 2024 compared to $8.6 million at December 31, 2023.
•
The Company recognized $5.8 million in grant revenue in the year ending December 31, 2024 and $4.9 million for the year ending December 31, 2023, which in both periods represents CPRIT’s share of the costs incurred for REYOBIQ development for the treatment of patients with LM
•
Total operating loss for the year ending December 31, 2024 was $14.7 million versus $13.3 million for the year ending December 31, 2023. The increase is primarily due to increased expenditures related to the ReSPECT-LM trial

•
Net loss for the year ending December 31, 2024 was $13.0 million, or $(1.95) per basic share versus $13.3 million, or $(4.24) per basic share, for the year ending December 31, 2023

FOURTH QUARTER & FULL YEAR 2024 RESULTS CONFERENCE CALL

The Company will hold a conference call and live audio webcast at 5:00 pm Eastern Time today to discuss its financial results and provide a general business update.

The live audio webcast will be available at ir.plustherapeutics.com/events.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

Following the live call, a replay will be available on the Company’s website under the ‘For Investors’ section. The webcast will be available on the Company’s website for 90 days following the live call.

About Plus Therapeutics

Headquartered in Houston, Texas, Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in leptomeningeal metastases (LM) and recurrent glioblastoma (GBM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing, and future potential commercialization of its products. For more information, visit https://plustherapeutics.com/.

About CNSide Diagnostic, LLC

CNSide Diagnostics, LLC is a wholly owned subsidiary of Plus Therapeutics, Inc. that develops and commercializes proprietary laboratory-developed tests, such as CNSide™, designed to identify tumor cells that have metastasized to the central nervous system in patients with carcinomas and melanomas. The CNSide™ CSF Assay Platform enables quantitative analysis and molecular characterization of tumor cells and circulating tumor DNA in the cerebrospinal fluid that inform and improve the management of patients with leptomeningeal metastases. The Company is planning to commercialize CNSide™ in the U.S. in 2025.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including without limitation, statements under the heading Upcoming Expected Events and Milestones, and statements regarding the following: the potential promise of REYOBIQ™; expectations as to the Company’s future performance, including the next steps in developing the Company’s product candidates; the Company’s clinical trials, including statements regarding the timing and characteristics of the ReSPECT-GBM, ReSPECT-LM and ReSPECT-PBC clinical trials; the continued evaluation of REYOBIQ™ including through evaluations in additional patient cohorts; and development and commercialization plans for the CNSide diagnostic platform. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect” “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include,

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the early stage of the Company’s product candidates and therapies; the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash; the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, including the ability of the Company to remain in compliance with The Nasdaq Capital Market listing requirements; market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field; ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; challenges associated with radiotherapeutic manufacturing, production and distribution capabilities necessary to support the Company’s clinical trials and any commercial level product demand; and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact

CORE IR
investor@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$76	$8,554
Investments	3,530	—
Grant receivable	571	—
Other current assets	1,082	1,280
Total current assets	5,259	9,834

Property and equipment, net	448	906
Operating lease right-of-use assets	73	202
Goodwill	372	372
Intangible assets, net	469	42
Other assets	12	32
Total assets	$6,633	$11,388
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$11,288	$6,631
Operating lease liability	44	120
Deferred grant liability	927	—
Line of credit	3,292	—
Term loan obligation, current	—	3,976
Total current liabilities	15,551	10,727

Noncurrent operating lease liability	31	85
Deferred grant liability	—	1,924
Total liabilities	15,582	12,736

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 6,154,758 shares issued and 5,896,333 outstanding as of December 31, 2024, 4,522,656 shares issued and 4,444,097 outstanding as of December 31, 2023, respectively	6	5
Treasury stock (at cost, 258,425 and 78,559 shares as of December 31, 2024 and 2023, respectively)	(500)	(126)
Additional paid-in capital	485,024	479,274
Accumulated deficit	(493,479)	(480,501)
Total stockholders’ equity (deficit)	(8,949)	(1,348)
Total liabilities and stockholders’ equity (deficit)	$6,633	$11,388

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the Years Ended December 31,
	2024	2023
Grant revenue	$5,824	$4,913

Operating expenses:
Research and development	10,580	9,690
General and administrative	9,939	8,544
Total operating expenses	20,519	18,234
Operating loss	(14,695)	(13,321)

Other income (expense):
Financing expense	(3,545)	—
Change in fair value of warrants	5,654	—
Warrant issuance costs	(486)	—
Interest income	273	400
Interest expense	(179)	(395)
Total other income	1,717	5
Net loss	$(12,978)	$(13,316)

Per share information:
Net loss per share of common stock - basic	$(1.95)	$(4.24)
Weighted average number of shares of common stock outstanding - basic	6,640,251	3,140,925

Net loss per share of common stock - diluted	$(2.34)	$(4.24)
Weighted average number of shares of common stock outstanding - diluted	7,700,774	3,140,925

PLUS THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2024	2023
Cash flows used in operating activities:
Net loss	$(12,978)	$(13,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	723	628
Amortization of deferred financing costs and debt discount	20	190
Common stock issued for research and development	—	75
Accretion of discount on short-term investments	(111)	—
Non-cash financing expenses	3,545	—
Change in fair value of warrants	(5,654)	—
Loss on disposal of property and equipment	—	2
Share-based compensation expense	550	569
Reduction in the carrying amount of operating lease right-of-use assets	129	117
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	(571)	—
Other assets	218	2,397
Accounts payable and accrued expenses	4,702	(3,677)
Change in operating lease liabilities	(130)	(117)
Deferred grant liability	(997)	281
Net cash used in operating activities	(10,554)	(12,851)

Cash flows used in investing activities:
Purchases of property and equipment	(146)	(160)
Purchases of intangible assets	(545)	—
Purchases of short-term investments	(15,590)	—
Redemption of short-term investments	12,170	—
Net cash used in investing activities	(4,111)	(160)

Cash flows from financing activities:
Principal payments of long-term obligations	(3,996)	(1,608)
Proceeds from credit facility	3,292	—
Proceeds from sale of common stock warrants, and pre-funded warrants, net	7,265	—
Proceeds from sale of common stock, net of offering costs of $0.2 million	—	5,527
Payment of offering costs related to sale of common stock	—	(348)
Purchase of treasury stock	(374)	(126)
Net cash provided by financing activities	6,187	3,445
Net decrease in cash and cash equivalents	(8,478)	(9,566)
Cash and cash equivalents at beginning of period	8,554	18,120
Cash and cash equivalents at end of period	$76	$8,554